UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2016

TIME INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

225 Liberty Street
New York, NY 10281
(Address of Principal Executive Offices, including zip code)

(212) 522-1212
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On May 17, 2016, Time Inc. (the “Company”) is holding an Investor Open House during which it will provide information to investors about the Company and its business. Exhibit 99.1 is a copy of the presentation materials (the “Presentation Decks”) that the Company intends to use at the Investor Open House. The Presentation Decks are also made available on the Company’s website at www.timeinc.com.
The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
This Current Report on Form 8-K (including the Exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit    Description
99.1    Time Inc. 2016 Investor Open House Presentation Decks

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC. (Registrant)

By:	/s/ Jeffrey J. Bairstow
Jeffrey J. Bairstow
Executive Vice President and Chief Financial Officer
Date: May 17, 2016

EXHIBIT INDEX
Exhibit    Description
99.1    Time Inc. 2016 Investor Open House Presentation Decks